UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

NOVAVAX, Inc.
(Name of Registrant as Specified In Its Charter)

SHAH CAPITAL MANAGEMENT, INC. SHAH CAPITAL OPPORTUNITY FUND LP HIMANSHU H. SHAH
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Shah Capital Management, Inc. and the other participants named herein (collectively, “Shah Capital”) previously filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission to be used to solicit votes against the election of Richard H. Douglas, Margaret G. McGlynn and David Mott (the “Class II Directors”) to the Board of Directors of Novavax, Inc., a Delaware corporation (“Novavax” or the “Company”) at the Company’s 2024 upcoming annual meeting of stockholders (the “Annual Meeting”) and against the approval of certain of the Company’s other proposals to be considered by stockholders at the Annual Meeting.

On May 20, 2024, Shah Capital withdrew its solicitation against the re-election of the Class II Directors and certain other proposals to be considered by stockholders at the Annual Meeting. Accordingly, Shah Capital has terminated its proxy solicitation and will not be soliciting proxies in connection with the Annual Meeting and will not vote any proxies received from stockholders of the Company on the GOLD proxy card at the Annual Meeting.

Stockholders who wish to vote on the election of directors and other proposals to be considered at the Annual Meeting should vote on the Company’s proxy card or voting instruction form. If you have already voted, you do not need to take any action unless you wish to revoke your proxy or change your vote.